First Chester County Corporation

FOR IMMEDIATE RELEASE:

February 3, 2009

For More Information Contact:

John A. Featherman, III

Chairman and CEO of First Chester County Corporation

 484-881-4100-direct

 john.featherman@1nbank.com

First Chester County Corporation Receives Preliminary Treasury Approval for

$25 Million Investment through Capital Purchase Program

WEST CHESTER_First Chester County Corporation (OTC: FCEC) (the "Corporation"), parent of First National Bank of Chester County, announced today that it has received preliminary approval for the sale of $25 million of preferred stock to the U.S. Treasury Department under its voluntary Capital Purchase Program. Accordingly, the Corporation will hold a Special Meeting of its Shareholders to obtain shareholder approval to amend its Articles of Incorporation to authorize the issuance of preferred stock for this purpose as well as to amend its Bylaws as necessary.

The purpose of the Capital Purchase Program is to encourage and provide support for U.S. financial institutions and other organizations to increase the flow of capital and financing to U.S. businesses and consumers in an effort to stimulate the U.S. economy. Under the Program, qualified U.S. financial institutions, whose applications to participate are approved, would sell preferred stock and grant warrants to purchase additional shares of preferred stock to the Treasury. The Treasury plans to purchase up to $250 billion of preferred stock from qualifying U.S. financial institutions and has already purchased preferred stock in the aggregate amount of $195 billion.

John A. Featherman, III, Chairman of the Board of the Corporation, said, "The Treasury's Capital Purchase Program offers healthy banks an opportunity to obtain additional capital and to participate in the reinvigoration of our economy. We believe participating in the Program will allow us to enhance shareholder value by providing funds to facilitate further asset growth."

The Corporation expects to hold the Special Meeting of Shareholders in March 2009, but has not yet determined the date. In connection with the Special Meeting, the Corporation filed a preliminary proxy statement with the Securities and Exchange Commission. The preliminary proxy statement is subject to review by the SEC, after which the Corporation will finalize the date of the Special Meeting and the record date therefor, and file and mail the definitive proxy statement.

All shareholders as of the record date for the Special Meeting will receive a proxy statement and proxy card in connection with the Special Meeting of Shareholders. Shareholders are urged to read the proxy statement when it is available because it will contain important information about the matters to be voted upon, the Capital Purchase Program, as well as information about the beneficial ownership of common stock of the Corporation's directors and executive officers. Investors will be able to obtain a free copy of the definitive proxy statement on the SEC website (http://www.sec.gov) when it becomes available.

First National Bank of Chester County, a subsidiary of First Chester County Corporation, is the largest independent national bank headquartered in Chester County. First National has over 20 branch offices that provide quality financial services to individuals, businesses, government entities, non profit organizations and community service groups throughout the Chester, Montgomery and Delaware counties. Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County. For more information, visit www.1nbank.com or call 1-877-FNB-0100.

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on current intentions and expectations. However, because such statements pertain to future events and circumstances, any of the statements could prove to be inaccurate. Therefore, there can be no assurance that the forward-looking statements contained in this release will prove to be accurate. Additional information that could cause future events to vary materially from the results anticipated may be found in the Corporation's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Furthermore, the Corporation disclaims any obligation or intent to update any such factors or forward-looking statements in light of future events and developments. First Chester County Corporation has 6,240,405 shares outstanding and is traded in the over-the-counter market under the symbol of "FCEC." For more information, please contact the Bank's Shareholder Relations Department at 484-881-4141 or visit the Bank's interactive website at www.1nbank.com.